Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Voluntary Investment Plan as Amended and Restated and Retirement Savings Plan for Non-Union Hourly Employees as Amended and Restated of our report dated January 21, 1998, with respect to the consolidated financial statements and schedule of L. B. Foster Company included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                             /s/Ernst & Young LLP


                                                                 Exhibit 23

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